Exhibit 99.1

FOR RELEASE: March 4, 2015

Berkeley Heights, NJ

March 4, 2015

Authentidate Announces New Date for 2015 Annual Meeting

Authentidate Holding Corp. (Nasdaq: ADAT) announced today that its Board of Directors has rescheduled the Company’s annual meeting of stockholders to May 28, 2015 in Berkeley Heights, N.J. The meeting will be held at 10:00 a.m. New York time at the Company’s offices located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922. The company will file new proxy materials shortly in connection with its rescheduled annual meeting of stockholders.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based software applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate, Inscrybe and InscrybeMD are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

Important Additional Information

Authentidate plans to file revised proxy materials with the SEC, in connection with its solicitation of proxies. STOCKHOLDERS ARE URGED TO READ THE REVISED 2015 PROXY STATEMENT WHEN IT IS AVAILABLE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AUTHENTIDATE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of Authentidate’s revised 2015 Proxy Statement and any other documents filed by Authentidate with the SEC in connection with the 2015 Annual Meeting, when available, at the SEC’s website (www.sec.gov), at Authentidate’s website (www.authentidate.com) or by directing a request to Authentidate Holding Corp., Inc., 300 Connell Drive, 5th Floor, Berkeley Heights, N.J., 07922, Attention: Investor Relations.

Certain Participant Information

Authentidate, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Authentidate’s stockholders in connection with the 2015 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in Authentidate’s revised 2015 Proxy Statement and other materials to be filed with the SEC in connection with the 2015 Annual Meeting. Such information can also be found in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on September 29, 2014, which is available free of charge at the SEC’s web site at http://www.sec.gov and by contacting Authentidate at the contact information set forth above. Certain executive officers and/or directors of Authentidate may have interests in the transaction that may differ from the interests of Authentidate’s stockholders generally. These interests will be described in the proxy statement for the Annual Meeting when it is filed with the SEC.

Media Contacts:

James Carbonara, Hayden IR,

james@haydenir.com or (646) 755-7412

Brett Maas, Hayden IR,

Brett@haydenir.com or (646) 536-7331

Source: Authentidate Holding Corp.